Contact: Jordan Baucum Head of Corporate Communications (951) 608-8314 jbaucum@customersbank.com Customers Bancorp Announces Executive Leadership Transition Sam Sidhu to succeed Jay Sidhu as CEO West Reading, Pa. – July 25, 2025 – Customers Bancorp, Inc. (NYSE: CUBI) announced today that Jay Sidhu, Chairman and CEO, will be retiring as CEO of the company and transitioning to the role of executive chairman effective January 1, 2026. The organization has appointed Sam Sidhu to succeed Jay Sidhu as CEO. Jay Sidhu will continue as executive chairman of both Customers Bancorp and Customers Bank and will remain on its Board of Directors. Jay Sidhu, 73, founded Customers Bank and Customers Bancorp by investing in a small Chester County, Pa.-based institution with a vision to build a forward-thinking, client-focused bank. Under Jay’s leadership of Customers Bancorp, Customers Bank has become a top-performing national organization growing from a distressed bank with approximately $200 million in assets to over $22 billion in assets, without any material acquisitions. Today, the market cap of Customers Bancorp has grown to approximately $2 billion from the original $17 million investment to acquire a bank charter. This was driven by a belief that a forward thinking, innovative and client- focused approach executed by a high quality team can produce hundreds of millions of dollars in market value even in the banking sector. Jay and the team’s entrepreneurial spirit and resulting successes have solidified Customers’ culture and reputation as an innovative and forward-thinking bank. Prior to founding Customers, Jay was co-founder, chairman and chief executive officer of Sovereign Bank and Sovereign Bancorp Inc. During his 20-year career at Sovereign, he grew the organization from an IPO value of $12 million to the 17th largest banking institution in the U.S., with a market cap approaching $12 billion and achieving about 20% average annual returns for long-term shareholders.

“As I look toward the future and consider retirement, the time has come for me to scale back my day-to-day involvement at Customers Bancorp. I know I can do so with immense pride in what we built and deep gratitude for the team, clients and communities who place their trust in us,” said Jay Sidhu. “I look forward to continuing to work with the Board to provide strategic guidance while we continue to grow Customers as an innovative and sound bank that is built to last.” “I have had the pleasure of working with Jay, one of the true visionaries of our industry, for over 30 years,“ said Customers Bancorp Lead Independent Director, Dan Rothermel who was also the Lead Independent Director of Sovereign Bank. “Six years ago, the board initiated a selection process and chose Sam as a successor to the COO. It was one of the best decisions at the time, and we cannot be happier that he has been appointed CEO. We are thrilled with Sam’s leadership style and couldn’t be more pleased to have a thoughtful, strategic and dynamic leader step into Jay’s shoes. Our best years are still ahead of us.” Sam Sidhu, 41, will retain his titles as president of Customers Bancorp and president and chief executive officer of Customers Bank. He was named COO of Customers Bank in 2020, after serving on its board for eight years. Sam was then promoted to President and Chief Executive Officer of Customers Bank in July 2021. Under his leadership, the Bank has embraced technological advances and expanded the company’s product offerings, services and markets; and doubled its assets while transforming its deposit franchise. These efforts have created significant value for shareholders, with the stock price increasing nearly 500% over the past five years. Prior to joining Customers Bank, Sam founded and served as CEO of Megalith Capital Management, a real estate-focused private equity firm. He previously worked in private equity with Providence Equity Partners and investment banking with Goldman Sachs. Sam holds a BA from the Wharton School of Business at the University of Pennsylvania and an MBA from the Harvard Business School. “It is an honor to receive this vote of confidence, and I look forward to working with our exceptional team and board of directors to constantly strive to delight our clients and produce above average returns for our shareholders,” said Sam Sidhu. “As Customers Bank turns this important page, one thing remains unchanged: our relentless commitment to the people we serve and the entrepreneurial spirit that has defined us since day one.”

Institutional Background Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides several national corporate banking services to specialized lending clients. Major accolades include: • No. 1 on American Banker 2024 list of top-performing banks with $10B to $50B in assets • No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list • 2024 Inc. Magazine Best in Business List in Financial Services Category • Net Promoter Score of 73 compared to industry average of 41 A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.